Exhibit 99.1

Biostax Announces the Appointment of Ms. Mary Clay Caperton to its Board of Directors

Orlando, FL, November. 2, 2023 (GLOBE NEWSWIRE) — Biostax Corp (OTC Pink: BTAX) (“Biostax”), a hub and spoke biotech development engine, announces the appointment of Ms. Clay Caperton to its Board of Directors. Ms. Caperton stands as the esteemed founder and CEO of BOSACS Holding, LLC, boasting a rich history in the dynamic realm of sports management and has maintained a fervent dedication to the not-for-profit sector spanning over two decades. Her impactful journey has seen her contribute significantly to esteemed organizations, including the Bon Secours Foundation Board, Trinity Episcopal School Board of Trustees, Boys & Girls Clubs of Richmond, St. Mary’s Episcopal School Board of Trustees, Soar365, and United Way Services of Greater Richmond.

In her remarkable career, Ms. Caperton has demonstrated exceptional prowess as a fundraising professional, showcasing an unwavering passion for aiding not-for-profit organizations in realizing their missions. With an impressive track record, she has adeptly secured substantial financial contributions and cultivated robust donor networks. She has taken on pivotal roles, serving on and chairing various committees such as the Organization’s Development or Advancement Committee, the Capital Campaign Committee, and the Governance and Executive Committee. Her expertise has shined through as she has successfully assumed the role of Tournament Director for numerous Charity Golf Events, Banquets, and Auctions.

Early in her career, Ms. Caperton served as the Assistant Marketing Manager for the Richmond Braves, the AAA Franchise of the Atlanta Braves. Subsequently, at Sports Development League (SDL), a player agency representing professional baseball and football players in the US, she honed her resourcefulness, flexibility, and adeptness in dealing with diverse personalities. These invaluable skills laid the foundation for her future roles in event management.

Mrs. Caperton’s impact extended to the academic sphere as well. Collaborating with Virginia Commonwealth University, she played a pivotal role in the development of a Sports Marketing Graduate Program, overseeing internships, and contributing to the formulation of event management and operations curricula.

Furthermore, her outstanding reputation led to her appointment as the Director of the Henrico County Open on the Nationwide Tour by The PGA Tour. Over six years, she adeptly managed this televised event, showcasing her unwavering dedication to excellence and organizational prowess.

Noreen Griffin, CEO of Biostax, stated “I warmly welcome Ms. Caperton to our esteemed Board of Directors. We are thrilled to have her on board, as her wealth of experience and unwavering dedication to excellence align perfectly with our company’s vision and values. With her arrival, we anticipate not only the enhancement of our fundraising initiatives but also the fostering of valuable relationships with key organizations, paving the way for unprecedented growth and impact.”

Mrs. Caperton’s multifaceted career stands as a testament to her unwavering commitment to excellence, innovation, and impactful contributions to both the sports and not-for-profit sectors.

About Biostax

Biostax is an innovative biopharmaceutical company that acquires and develops immune restoration pharmaceutical and medical technology (MedTech) products with a well -defined path to market. We use a hub-and-spoke business model, where the parent company (hub) holds a centralized management and administrative team, and each subsidiary (spoke) operates a specialized development team focused on individual product pipelines.

Where Biostax has a diversity of product pipelines that will provide revenue while reducing risk, our goal is to develop new therapies that provide disease remission by restoring immune balance for patients with autoimmune, inflammatory, and infectious diseases without suppressing their immune system. Restoring homeostasis or balance to the immune system is the first step to a cure by improving patients’ lives in chronic illness caused by immune dysfunction and inflammation. www.biostaxcorp.com

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